Exhibit 10.1

Force Protection, Inc.
Force Protection Industries, Inc.
9601 Highway 78
Ladson, SC 29456

December 22, 2008

Mr. M. Jerry Garpike
Senior Vice President
Aerospace/Defense, Inc.
4838 Jenkins Avenue
North Charleston, SC  29405

Re:                               Notice to Renew each of the following Leases between Aerospace/Defense, Inc. (the “Landlord”) and Force Protection Industries, Inc. and Force Protection, Inc. (collectively, the “Tenant”) covering various buildings/sites located at the Landlord’s industrial development situated in Ladson (Charleston County) South Carolina - - extending the Term from June 30, 2009 through June 30, 2014:

1.                                       Fourth Amended and Restated Industrial Lease (covering certain industrial areas within Building No. 1) effective as of July 1, 2007;

2.                                       Office Lease dated June 1, 2005 (covering a portion of the Office Area in Building No. 1) last amended by First Amendment to Office Lease effective as of July 1, 2007;

3.                                       Industrial Lease dated July 13, 2004 (covering a portion of Building No. 2) last amended by Fourth Amendment to Lease effective as of November 1, 2007; and

4.                                       Ground Lease dated February 1, 2007 (covering the Ground Lease on which Building No. 6 has been built) last amended by First Amendment to Ground Lease effective as of July 1, 2007.

(collectively, the “Leases” and individually a “Lease”).

Dear Mr. Garfinkle:

Pursuant to Section 2C of each of the four above-referenced Leases (the applicable section in Lease No. 3 covering Building No. 2 is “Section 2(c)”), this letter will serve as written notice of Tenant’s desire to extend the Term of all four Leases for the first Option Period of five (5) years expiring on June 30, 2014.(1)

(1) For clarification and avoidance of doubt, the Tenant does not desire to extend that certain Industrial Lease between the Landlord and the Tenant dated September 2, 2003 (covering Building No. 3), which Industrial Lease shall expire on June 30, 2009 according to the terms and provisions thereof.

If this Notice to Renew or the signature page, as executed, is transmitted by one party to the other by facsimile transmission or electronic pdf transmission, such transmission shall be deemed an executed original of this Notice to Renew and of such signature.

Kindly acknowledge receipt of this Notice to Renew by having an authorized representative of the Landlord sign below, and thereafter, fax or pdf to me such executed acknowledgement.

Force Protection Industries Inc.		Force Protection, Inc.

By:	/s/ Lenna Ruth Macdonald	By:	/s/ Michael Moody

Its:	Chief Strategy Officer, General	Its:	President & Chief Executive Officer
Counsel and Corporate Secretary

The undersigned hereby acknowledges receipt of the above Notice to Renew.

Aerospace/Defense, Inc.

By:	/s/ M. Jerry Garfinkle
M. Jerry Garfinkle

Its:	Senior Vice President